Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement, dated as of August 7, 2026 (this “Agreement”), by and among AIRSCULPT TECHNOLOGIES, INC., a Delaware corporation (“Holdings”), EBS INTERMEDIATE PARENT LLC, a Delaware limited liability company (“Intermediate Holdings”), EBS ENTERPRISES LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and FIRST-CITIZENS BANK & TRUST COMPANY (“FCB”), as Administrative Agent, Issuing Lender and Swingline Lender.
W I T N E S S E T H:
WHEREAS, the parties hereto are party to that certain Credit Agreement, dated as of November 7, 2022 (as amended by that certain First Amendment and Limited Waiver to Credit Agreement, dated as of March 9, 2023, as amended by that certain Second Amendment to Credit Agreement, dated as of September 13, 2024, as amended by that certain Third Amendment to Credit Agreement, dated as of March 12, 2025, and as further amended, restated, amended and restated, modified or supplemented and in effect from time to time prior to the date hereof, the “Credit Agreement”) by and among the Borrower, Holdings, Intermediate Holdings, the Administrative Agent, and the several banks and other financial institutions or entities from time to time party thereto. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement;
WHEREAS, pursuant to Section 10.1(a) of the Credit Agreement, Holdings, Intermediate Holdings, the Borrower, the undersigned Lenders (which constitute all of the Lenders as of the Fourth Amendment Effective Date) and the Administrative Agent have agreed to amend the Credit Agreement to effect such amendments to the Credit Agreement as set forth herein;
WHEREAS, each Lender under the Credit Agreement as of the Fourth Amendment Effective Date (collectively, the “Existing Lenders”) that executes and delivers a “Consent” in the form attached hereto as Exhibit A (a “Lender Consent”, and each such Lender, a “Consenting Lender”) by 5:00 p.m. (New York City time), on August 6, 2026 (the “Consent Deadline”) hereby agrees to the terms and conditions of this Agreement;
WHEREAS, each Loan Party party hereto expects to realize substantial direct and indirect benefits as a result of this Agreement becoming effective and reaffirms in Section 6(c) of this Agreement its obligations under the Amended Credit Agreement (as defined below) and the other Loan Documents to which it is a party (the transactions described in the foregoing paragraphs, including entry into this Agreement and the payment of fees and expenses in connection herewith, are collectively referred to as the “Fourth Amendment Transactions”);
WHEREAS, the Borrower has engaged FCB to act as sole lead arranger and bookrunner for this Agreement (the “Lead Arranger”); and
WHEREAS, the amendments to the Credit Agreement set forth below are subject to the satisfaction of the conditions precedent to effectiveness referred to herein and shall become effective as provided herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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1.Amendments to the Credit Agreement. Subject to the satisfaction (or waiver by the Administrative Agent and the Lenders party hereto) of the conditions in Section 2 of this Agreement, the Credit Agreement is hereby amended as follows (the Credit Agreement, as so amended, being referred to as the “Amended Credit Agreement”):
(a)Section 1 of the Credit Agreement is hereby amended by restating the definitions of “Consolidated Fixed Charges” and “Maturity Date” as set forth below:
“Consolidated Fixed Charges” means, with respect to Holdings and its Subsidiaries for any period ending on any determination date, the sum (without duplication) of (a) Consolidated Interest Expense for such period, plus (b) scheduled principal payments made during those Fiscal Quarters of the Borrower ending during the Fiscal Year in which the determination date occurs on account of principal of Indebtedness of Holdings and its Subsidiaries (including scheduled principal payments in respect of the Term Loans, but excluding (i) that certain Term Loan principal payment made pursuant to Section 2(i) of the Fourth Amendment, and (ii) the first $2,500,000 of principal payments made on September 30, 2026, pursuant to Section 2.3), provided that scheduled principal payments for the first four fiscal quarters ending after the Closing Date shall be annualized and calculated as follows: for the (A) first Fiscal Quarter following the Closing Date, the actual amount for such quarter times four, (B) second Fiscal Quarter following the Closing Date, the actual amount for such Fiscal Quarter plus the actual amount for the first Fiscal Quarter following the Closing Date times two, and (C) for the third Fiscal Quarter following the Closing Date, the actual amount for such Fiscal Quarter plus the actual amount for the first Fiscal Quarter following the Closing Date plus the actual amount for the second Fiscal Quarter following the Closing Date times four-thirds (4/3). For purposes of calculating Consolidated Fixed Charges for each Test Period that includes December 31, 2022, the Borrower shall be deemed to have made an amortization payment on December 31, 2022 in the amount of $531,250.
“Maturity Date” means November 15, 2027.
(b)Section 1 of the Credit Agreement is hereby amended to add the following defination:
“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of August 7, 2026, among Holdings, Intermediate Holdings, the Borrower, the Lenders party thereto, and the Administrative Agent
(c)Section 2.3 of the Credit Agreement is hereby amended and restated in full as set forth below:
“2.3     Repayment of Term Loans. Beginning on September 30, 2026, the Term Loans of each Term Lender shall be repaid in consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the amount set forth below opposite such installment; provided that, notwithstanding anything to the contrary in Section 2.18(b) or any other provision of this Agreement, (i) that certain Term Loan principal payment made pursuant to Section 2(i) of the Fourth Amendment in the amount of $2,500,000 and (ii) the portion of the installment due on September 30, 2026 in excess of $1,365,050.45 shall, in each case, be applied to reduce the outstanding principal amount of the Term Loans but shall not reduce, reallocate or

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otherwise affect the scheduled amortization installments set forth below. For the avoidance of doubt, the installment due on September 30, 2026 includes an additional $2,500,000 principal payment, and each scheduled amortization installment due thereafter shall remain payable in the amount set forth below.

Installment	Principal Amount
September 30, 2026	$3,865,050.45
December 31, 2026	$1,365,050.45
March 31, 2027	$1,365,050.45
June 30, 2027	$1,365,050.45
September 30, 2027	$1,365,050.45
To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.”
(d)Section 2.12 of the Credit Agreement is hereby amended to add the following Section 2.12(j) at the end thereof:
“(j) If any Capital Stock shall be issued by any Group Member or any capital contribution shall be received on account of the Capital Stock of any Group Member, an amount equal to 50% of the Net Cash Proceeds thereof shall be applied toward the prepayment of the Term Loans and other amounts as set forth in Section 2.12(c); provided that any such prepayment under this Section 2.12(j) shall occur on the third Tuesday of every month (commencing on August 18, 2026), with respect to any such amounts received during the immediately preceding calendar month; provided, further, that the term “Net Cash Proceeds” as used in this Section 2.12(j) shall not include any proceeds from the issuance of Capital Stock to officers, directors, employees or consultants of any Group Member pursuant to an equity incentive plan approved by the board of directors of Holdings.”
(e)Section 6.3 of the Credit Agreement is hereby amended and restated in full as set forth below:
“6.3     Lender Calls. Commencing on August 11, 2026, and thereafter on the Tuesday of every other week, the Borrower and the other Loan Parties (i) shall provide biweekly updates on a conference call with the Administrative Agent, the Lenders and/or their respective Representatives (as defined in Section 6.20(b)), at such time that is reasonably convenient for senior management, the Administrative Agent, the Lenders and such Representatives, to discuss the status of the Borrower’s efforts to cause the Discharge of Obligations to occur, whether by obtaining replacement debt financing or otherwise, and (ii) shall instruct the Borrower’s and the other Loan Parties’ employees, management and

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financial advisors to cooperate reasonably with the Administrative Agent, the Lenders and their respective Representatives in respect of clause (i) above.”
(f)Section 6 of the Credit Agreement is hereby amended to add the following Section 6.21 at the end thereof:
“6.21 Investment Bank. If the Discharge of Obligations has not occurred by October 31, 2026, the Borrower shall retain one or more investment banks reasonably satisfactory to the Administrative Agent and each Lender (which approval shall not be unreasonably withheld) to cause the Discharge of Obligations to occur, whether by obtaining replacement debt financing or otherwise.”
2.Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject only to the satisfaction (or waiver by the Administrative Agent and the Lenders party hereto) of the following conditions precedent (the date on which such conditions have been satisfied (or waiver by the Administrative Agent and the Lenders party hereto), the “Fourth Amendment Effective Date”):
(a)Counterparts. The Administrative Agent shall have received (i) counterparts of this Agreement that, when taken together, bear the signatures of Holdings, Intermediate Holdings, the Borrower and the Administrative Agent and (ii) from each Consenting Lender (which collectively constitute all of the Lenders as of the Fourth Amendment Effective Date), a Lender Consent (including by way of facsimile or other electronic transmissions) by the Consent Deadline, which delivery by the terms of each Lender Consent shall be deemed to be execution and delivery of this Agreement and constitute irrevocable and unconditional approval of the terms hereof and the Amended Credit Agreement.
(b)Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects or in all respects, as applicable, as of such earlier date.
(c)No Event of Default. As of the Fourth Amendment Effective Date and immediately after giving effect to this Agreement and the Fourth Amendment Transactions, no Default or Event of Default shall have occurred and be continuing.
(d)Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Fourth Amendment Effective Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party, or a certification that such Operating Documents have not changed since last delivered to Administrative Agent, and a certification that such documents are in full force and effect on and as of the Fourth Amendment Effective Date and no action for any amendment to such Operating Documents has been taken or is pending, (B) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform this Agreement and (C) the names, titles, incumbency and signature specimens of those representatives of such

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Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its respective jurisdiction of organization.
(e)Responsible Officer’s Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (A) the conditions set forth in Sections 2(b) and (c) of this Agreement have been satisfied and (B) there has been no event or circumstance since December 31, 2025, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(f)Patriot Act, Etc. The Administrative Agent and each Lender shall have received, prior to the Fourth Amendment Effective Date, all documentation and other information requested to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to such Loan Party, to the extent reasonably requested in advance of the Fourth Amendment Effective Date.
(g)Fees. The Lenders, the Lead Arranger and the Administrative Agent shall have received all fees required to be paid on or prior to the Fourth Amendment Effective Date (including pursuant to any letter agreement as has separately been agreed by Holdings and any of the Consenting Lenders and the Lead Arranger), and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment on or before the Fourth Amendment Effective Date.
(h)No Material Adverse Effect. There shall not have occurred since December 31, 2025 any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(i)Term Loan Payment. The Borrower shall have irrevocably prepaid, on a pro rata basis among the Consenting Lenders, a principal amount of Term Loans outstanding on the Fourth Amendment Effective Date equal to $2,500,000.
3.Representations and Warranties. In order to induce the other parties hereto to enter into this Agreement, to induce Lenders to consent to amend the Credit Agreement in the manner provided herein, each Loan Party represents and warrants to each Lender and the Administrative Agent that, after giving effect to this Agreement:
(a)the representations and warranties set forth in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;
(b)no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Agreement; and
(c)each Loan Party has the power and authority, and the legal right, to make, deliver and perform this Agreement. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement. No Governmental

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Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of each Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.Governing Law; Submission to Jurisdiction; Waivers. The provisions of Sections 10.13 and 10.14 of the Credit Agreement are hereby incorporated mutatis mutandis.
5.Counterpart Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
6.Effect on Loan Documents; Limitation of Amendment; Reaffirmation.
(a)The terms, provisions and conditions of the Credit Agreement and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances or excuse any non-compliance with the Loan Documents.
(b)Each of the Borrower, Holdings and Intermediate Holdings hereby agrees and acknowledges that the Lenders require and will require strict performance by the Loan Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.
(c)Each of the Borrower, Holdings and Intermediate Holdings, in its respective capacity as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens, pledges or security interests in its property or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in or pledges over any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests, liens and pledges and confirms and agrees that such guarantee includes, and such security interests, pledges and liens hereafter secure, all of the Obligations.  The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations. Nothing implied in this Agreement or

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in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents.
(d)Upon and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as hereby amended.
(e)To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement as hereby amended, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as hereby amended.
(f)The parties hereto acknowledge and agree that this Agreement constitutes a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (it being understood that this Agreement may be amended or waived solely by the parties hereto in accordance with Section 8 of this Agreement).
7.Expenses and Indemnity. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Agreement and any other documents prepared in connection herewith, in each case to the extent required by Section 10.5 of the Credit Agreement. The Borrower hereby confirms that the indemnification provisions set forth in Section 10.5 of the Credit Agreement shall apply to this Agreement and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.
8.Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, Intermediate Holdings, the Borrower and the Administrative Agent. The section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
[SIGNATURE PAGES FOLLOW]

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
AIRSCULPT TECHNOLOGIES, INC.,
as Holdings

By:
Name:
Title:

EBS INTERMEDIATE PARENT LLC,
as Intermediate Holdings

By:
Name:
Title:

EBS ENTERPRISES LLC,
as the Borrower

By:
Name:
Title:

[Signature Page to Fourth Amendment to Credit Agreement]

FIRST-CITIZENS BANK & TRUST COMPANY, as the Administrative Agent, Issuing Lender, Swingline Lender, and a Lender

By:
Name:
Title:

[Signature Page to Fourth Amendment to Credit Agreement]

EXHIBIT A
CONSENT TO FOURTH AMENDMENT
CONSENT (this “Consent”) to Fourth Amendment to Credit Agreement, dated as of August 7, 2026 (the “Amendment”), by and among AIRSCULPT TECHNOLOGIES, INC., a Delaware corporation (“Holdings”), EBS INTERMEDIATE PARENT LLC, a Delaware limited liability company (“Intermediate Holdings”), EBS ENTERPRISES LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and FIRST-CITIZENS BANK & TRUST COMPANY (“FCB”), as Administrative Agent, Issuing Lender and Swingline Lender. Unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment.

Consent:
By executing the accompanying signature page, the undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Amendment with respect to all Loans and/or Commitments held by such Lender.

Name of Lender: ____________________________________________________ by Name: Title:
For any institution requiring a second signature line: by Name: Title:

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